BYLAWS

OF

AMERICAN CHAMPION MEDIA, INC.

(Originally Adopted on February 5, 1997.)

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be 26203 Production Avenue, Suite 5, Hayward, California 94545.

Section 2. Registered Office. The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may, but need not, be identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS' MEETINGS

Section 1. Annual Meeting. The annual meeting of the holders of shares of each class or series of stock as are entitled to notice thereof and to vote thereat pursuant to applicable law for the purpose of electing directors and transacting such other proper business as may come before it shall be held in each year at the principal office of the Corporation, or at such other time and place as may be designated by the Board of Directors. If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day at the same hour. At the annual meeting, the stockholders shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may properly be brought before the meeting.

Section 2. Special Meetings. In addition to such special meetings as are provided by law, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock for any purpose or purposes may be called at any time by the President, Vice President, Secretary, Assistant Secretary or the Board of Directors, and may be held on such day, at such time and at such place as shall be designated by the Board of Directors.

Section 3. Director Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedure set forth in this Section 3. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder notice shall be delivered to or mailed and received at the principal executive office of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in such case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation that are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination pertaining to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 4. Business Introduced by Stockholders. With respect to business introduced by a stockholder that is not specified in the notice of annual meeting, the stockholder must have given timely notice thereof in writing to the secretary of the corporation for that business to be properly introduced at the annual meeting. To be timely, the notice must be delivered to or mailed and received by the secretary of the corporation in the same manner and subject to the same time requirements in accordance with the procedure set forth in Section 3. As to each matter the stockholder proposes to bring before the meeting, the stockholder's notice must set forth the following: (i) a brief description of the business sought to be presented at the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of corporation stock that are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

Section 5. Notice of Meetings and Adjourned Meetings. Except as otherwise provided by law, written notice of any meeting of stockholders shall be given either by personal delivery or by mail to each stockholder of record. Notice of each meeting shall be in such form as is approved by the Board of Directors and shall state the date, place and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such written notice shall be given not less than 10 nor more than 60 days before the date of the meeting. Except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, presence in person or by proxy of a stockholder shall constitute a waiver of notice of such meeting. Except as otherwise provided by law, the business that may be transacted at any such meeting shall be limited to and consist of the purpose or purposes stated in such notice. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless additional notice is required by law or by the Certificate of Incorporation.

Section 6. Quorum. Except as otherwise provided by law, the holders of a majority of the Corporation's stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, without regard to class or series, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of shares of stock, present or represented by proxy, may adjourn any meeting from time to time without notice other than announcement at the meeting, except as otherwise required by law, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 7. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board of Directors or, in the absence thereof, by the President or any Vice President, or in the absence of any of such officers, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary or, in the absence thereof, any Assistant Secretary or any person appointed by the President shall act as secretary of all meetings of the stockholders.

Section 8. Voting. Each stockholder of voting common stock of record, as determined pursuant to Section 9 of this Article II, shall be entitled to one vote, in person or by proxy, for each share of such stock registered in such holder's name on the books of the Corporation. Election of directors need not be by written ballot, and, unless otherwise provided by law, no vote on any question before the meeting need be by ballot unless the Chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law or these Bylaws, all elections of directors and all other matters before the stockholders shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question. In the election of directors, votes shall not be cumulated.

Section 9. Stockholders Entitled to Vote. Except as otherwise provided by law, the Board of Directors may fix a date not more than 60 days nor less than 10 days prior to the date of any meeting of stockholders, or in the case of corporate action by written consent in accordance with the terms of Section 11 of this Article II, not more than 60 days prior to such action, as a record date for the determination of the stockholders of voting common stock entitled to vote at such meeting and any adjournment thereof, or to act by written consent, and in such case only stockholders of record on the date so fixed shall be entitled to vote at such meeting and any adjournment thereof, or to act by written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date.

Section 10. Order of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman to be in order.

Section 11. Action by Written Consent. Unless otherwise provided by law, any action required or permitted to be taken by the stockholders or the Corporation may be taken without notice and an actual meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as provided above, no action shall be taken by the stockholders by written consent.

ARTICLE III

DIRECTORS

Section 1. Management. The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number and Term. The authorized number of directors shall be not less than two (2). Directors shall be elected at the annual meeting of the stockholders to serve for one year or until their successors are elected and have qualified. The term of office of the directors shall begin immediately after election. Elections for directors need not be by ballot unless a stockholder demands election by ballot at the election and before the voting begins, or unless these Bylaws so require. No director may be elected by written consent without a meeting of stockholders except by unanimous written consent of all shares entitled to vote for the election of the director. The authorized number of directors may be changed by amendment to this Section adopted by the vote or written consent of the stockholders entitled to exercise two-thirds of the voting power.

Section 3. Quorum and Manner of Action. At all meetings of the Board of Directors, a majority of the total number of directors holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or these Bylaws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4. Vacancies. Except as otherwise provided by law, in the case of any increase in the number of directors or of any vacancy in the Board of Directors, however created, the additional director or directors may be elected, or the vacancy or vacancies may be filled, by majority vote of the directors remaining on the whole Board although less than a quorum, or by the sole remaining director. If one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled as provided herein. Except as otherwise provided by law, any director elected or chosen as provided herein shall serve for the unexpired term of office and until a successor is elected and qualified or until earlier resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of the term of office.

Section 5. Resignations. A director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately upon receipt of notice thereof by the Corporation unless a certain effective date is specified therein, in which event it will be effective upon such date. Acceptance of any resignation shall not be necessary to make it effective.

Section 6. Removals. Except as provided by the Certificate of Incorporation, any director may be removed with or without cause, and another person may be elected to serve for the remainder of such term by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors. If any vacancy so created shall not be filled by the stockholders, such vacancy may be filled by the directors as provided in Section 4 of this Article III.

Section 7. Annual Meetings. The annual meeting of the Board of Directors shall be held, if a quorum be present, immediately following each annual meeting of the stockholders at the place such meeting of the stockholders took place, for the purpose of organization and transaction of any other business that might be transacted at a regular meeting thereof, and no notice of such meeting shall be necessary. If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 9 of this Article III for special meetings of the Board of Directors.

Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the principal office of the Corporation at such times as shall be determined from time to time by resolution of the Board of Directors or written consent of all the members of the Board, provided that meetings of the Board of Directors will in all events be held at least once each calendar quarter. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary or by any director stating the purpose or purposes of such meeting. Notices of special meetings, if mailed, shall be mailed to each director not later than two days before the day the meeting is to be held or if otherwise given in the manner permitted by these Bylaws, not later than the day before such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice unless required by these Bylaws and, unless limited by law, any and all business may be transacted at a special meeting.

Section 10. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

Section 11. Place of Meetings. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, at any office or offices of the Corporation, or at any other place as they may from time to time by resolution determine.

Section 12. Minutes of Meetings. Minutes of all meetings shall be taken and shall be kept in the minute book of the Corporation.

Section 13. Compensation of Directors. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed honorarium or fee, and reimbursement of any expense of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed a like honorarium or fee for attending committee meetings.

Section 14. Waiver of Notice. When the entire Board of Directors is present at any Board meeting, however called or noticed, and a written consent thereto is signed on the records of such meeting, or if a majority of the Board are present, and if those not present sign a written waiver of notice of such meeting, whether prior to or after the holding of such meeting, which waiver is then filed with the Secretary of the Corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 15. Action by Unanimous Written Consent. Unless otherwise restricted by law or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 16. Participation in Meetings by Telephone. Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

ARTICLE IV

COMMITTEES OF THE BOARD

Section 1. Membership and Authorities. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the authorized directors, designate one or more directors to constitute an Executive Committee and such other committees as the Board may determine, each of which committees to the extent provided in such resolution or resolutions or in these Bylaws shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee or such other committee or committees by law or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have the power or authority to (a) amend the Certificate of Incorporation; (b) adopt an agreement of merger or consolidation; (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (e) amend these Bylaws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger under Section 253 of the Delaware General Corporate Law. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

Section 3. Minutes of Meetings. Each committee designated by the Board shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 4. Vacancies. Unless otherwise restricted by law, the Board of Directors may designate one or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to dissolve any committee.

Section 5. Telephone Meetings. Members of any committee designated by the Board may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 6. Action Without Meeting. Unless otherwise restricted by law or these Bylaws, any action required or permitted to be taken at any meeting of any committee designated by the Board may be taken without a meeting if all members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of such committee.

ARTICLE V

OFFICERS

Section 1. Number and Title. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors shall elect a Chief Executive Officer, a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and one person may hold any two or more of these offices.

Section 2. Term of Office: Vacancies. So far as is practicable, and except to the extent a written employment agreement is entered into with any such officer with a term in excess of one year, all elected officers shall be elected by the Board of Directors at the annual meeting of the Board of Directors in each year, and except as otherwise provided in this Article V. shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualify or until their earlier resignation or removal. All appointed officers shall hold office at the pleasure of the Board of Directors. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

Section 3. Removal of Elected Officers. Except as restricted by the terms of a written employment agreement, any elected officer may be removed at any time, either for or without cause, by the affirmative vote of a majority of the authorized directors, at any regular meeting or at any special meeting called for such purpose.

Section 4. Resignations. Any officer may resign at any time upon written notice of resignation to the Board of Directors, or to the President or to the Secretary of the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

Section 5. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and Stockholders and shall exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by these Bylaws. If at any time there is no Chief Executive Officer or President, the Chairman of the Board shall in addition have the powers and duties prescribed in Section 6 or 7 of this Article V. as applicable.

Section 6. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business, affairs and officers of the corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the corporation as may from time to time be assigned to him or her by the Board of Directors or as prescribed by these Bylaws. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. The Chief Executive Officer may sign and execute, in the name of the corporation, any instrument authorized by the Board of Directors, except when a signing and/or execution thereof shall have been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation.

Section 7. President. The President shall exercise and perform such powers and duties with respect to the administration of the business and the affairs of the corporation as may from time to time be assigned to him or her by the Chief Executive Officer (unless the President is also the Chief Executive Officer) or by the Board of Directors or as is prescribed in these Bylaws. In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all of the restrictions upon the Chief Executive Officer. The President may sign and execute, in the name of the corporation, any instrument authorized by the Board of Directors, except when a signing and/or execution thereof shall have been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation.

Section 8. Vice President. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall, upon request, perform all the duties of the President, and when so acting shall have all the power of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws.

Section 9. Secretary. The Secretary, if available, shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings of the meetings in a book to be kept for that purpose and shall, upon request, perform like duties for any committee of the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors and committees thereof and shall perform such other duties incident to the office of Secretary or as may be prescribed by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, as well as any Assistant Secretary or other person whom the Board of Directors may designate, shall have authority to affix the same to any instrument requiring it, and when so affixed the seal may be attested by the Secretary's signature or by the signature of any Assistant Secretary or other authorized person so affixing such seal.

Section 10. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to such office, together with such other powers and duties as may be assigned by the Board of Directors, the President or the Secretary. The Assistant Secretary, or such other person as may be designated by the President, shall exercise the powers of the Secretary during that officer's absence or inability to act.

Section 11. Treasurer. The Treasurer shall have custody of and be responsible for the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the books of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation and shall perform all other duties incident to the position of Treasurer, or as may be prescribed by the Board of Directors or the President. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, monies and other property of whatever kind belonging to the Corporation and in the possession or under the control of the Treasurer.

Section 12. Subordinate Officers. The Board of Directors may (a) appoint such other subordinate officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine, or (b) delegate to any committee or officer the power to appoint any such subordinate officers or agents.

Section 13. Salaries and Compensation. The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 11 of this Article V.

Section 14. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, any officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

INDEMNIFICATION

Section 1. Indemnification of Directors and Officers. (a) The Corporation shall indemnify and hold harmless any person who was or is a witness, a party or is threatened to be made a party to or involved in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person or a person of whom such person is the legal representative is or was, at any time prior to or during which this Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, whether the basis of such claim, action, suit, or proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent, against any liability, loss or expense (including attorneys' fees), judgment, fine, penalty, excise tax pursuant to the Employee Retirement Income Security Act of 1974, amount paid in settlement and other liabilities actually and reasonably incurred or suffered by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, create a presumption that such person had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify and hold harmless any person who was or is a witness, a party or is threatened to be made a party to or involved in any threatened, pending or completed claim, action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person or a person of whom such person is the legal representative is or was, at any time prior to or during which this Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such claim, action, suit or proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent, against all expenses (including attorneys' fees) and amounts paid in settlement, actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such claim, action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to the amounts paid in settlement, the settlement is determined to be in the best interests of the Corporation; provided that no indemnification shall be made under this subsection (b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence, recklessness or willful misconduct in the performance of his duty to the Corporation unless and only to the extent that the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall deem proper.

(c) Any indemnification under subsections (a) and (b) (unless ordered by the Delaware Court of Chancery or other court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to such claim, action, suit or proceeding, (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel, selected by the Board of Directors or (3) by the stockholders. In the event a determination is made under this subsection (c) that the director, officer, employee or agent has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

(d) Notwithstanding the other provisions of this Article VI, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding referred to in subsection (a), or in defense of any issue or matter therein, such person shall be indemnified against all expenses (including attorney's fees) actually and reasonably incurred in connection therewith.

(e) The right of indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in appearing at, participating in or defending any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, and shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by this Article VI.

(f) It is the intention of the Corporation to indemnify the persons referred to in this Article Vito the fullest extent permitted by law with respect to any claim, action, suit or proceeding arising from events which occur at any time prior to or during which this Article VI is in effect. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be or become entitled to under any law, the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators or other legal representatives of such person.

(g) The indemnification provided by this Article VI shall be subject to all valid and applicable laws and, if this Article VI or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VI shall be regarded as modified accordingly and, as so modified, shall continue in full force and effect.

(h) Notwithstanding the other provisions of this Article VI, if the Corporation is determined to be subject to the provisions of the California General Corporation Law relating to indemnification, it shall indemnify and hold harmless any director, officer, employee or agent of the Corporation involved in any claim, action, suit or proceeding referred to in subsection (a) to the fullest extent authorized by the California General Corporation Law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment).

ARTICLE VII

CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1. Records. The Corporation shall maintain adequate and correct accounts, books and records of its business and properties at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

Section 2. Inspection of Books and Records. All books and records of the Corporation shall be open to the inspection of the Directors and stockholders from time to time and in the manner provided in Section 220 of the Delaware General Corporation Law.

Section 3. Checks. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 4. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors no officer, agent or employee shall have any power or authority to bind the Corporation in any material matter by any contract or engagement or to pledge its credit to any significant extent or to render it liable for any material purpose or to any significant amount.

ARTICLE VIII

CERTIFICATES AND TRANSFER OF SHARES

Section 1. Certificates for Shares. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

Section 2. Transfer on the Books. Upon surrender to the Secretary or transfer agent by the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost. Stolen or Destroyed Certificates. Where the holder of a share certificate claims that the certificate has been lost, stolen or destroyed, the holder shall deliver an affidavit of such facts to the Board of Directors and shall, if the directors require, give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate on the issuance of a new certificate thereof or whereupon a new certificate shall be issued in the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed or if the owner so requests before the Corporation has notice that the shares represented by such certificate have been acquired by a bona fide purchaser.

Where a share certificate has been lost, stolen or destroyed and the owner fails to notify the Corporation of that fact within a reasonable time after notice thereof, and the Corporation registers a transfer of the shares represented by the certificate before receiving such a notification, the owner is precluded from asserting against the Corporation any claim to a new certificate.

If after the issue of a new certificate as a replacement for a lost, stolen or destroyed certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation must register the transfer unless registration would result in over-issue. In addition to any rights on the indemnity bond, the Corporation may recover the new certificate from the person to whom it was issued or any assignee thereof except a bona fide purchaser.

Section 4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, and which shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

Section 5. Fixing Date for Determination of Stockholders of Record for Certain Purposes. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock or notice of or participation in any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock may be exercised or the date of such other action. In such case, only such stockholders of record on the date so fixed shall be entitled to receive any such dividend or other distribution or allotment of rights, or to exercise such rights or for any other purpose, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

(b) If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Registered Stockholders. Except as expressly provided by law or these Bylaws, the Corporation shall be entitled to treat registered stockholders as the only holders and owners in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 7. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be canceled and new certificates shall thereupon be issued.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 1. Corporate Seal. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 3. Notice and Waiver of Notice. Whenever notice is required to be given to any director or stockholder under the provisions of applicable law, or of these Bylaws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid (unless prior to the mailing of such notice he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address in which case such notice shall be mailed to the address designated in the request), and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, cable or other form of recorded communication or by personal delivery, telephone or electronic facsimile. Whenever notice is required to be given under any provision of law or these Bylaws, a waiver thereof in writing or by electronic facsimile or by telegraph, cable or other form of recorded communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by these Bylaws.

ARTICLE X

AMENDMENTS TO BYLAWS

Section 1. By Stockholders. New Bylaws may be adopted or these Bylaws may be repealed or amended at the annual meetings, or any other meeting of the stockholders called for that purpose, by affirmative vote of stockholders entitled to exercise two-thirds of the voting power of the Corporation or by written assent of such stockholders.

Section 2. Powers of Directors. Subject to the right of the stockholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article X, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of directors.

Section 3. Record of Amendments. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent was filed shall be stated in such book.

ARTICLE XI

INCORPORATION BY REFERENCE

Whenever any reference is made in these Bylaws to any legislative enactment whether law, statute or ordinance such enactment shall be deemed incorporated by reference herein.